EXHIBIT 23(a)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 13, 1998, included in the New Century Energies, Inc. Form 10-K for the year ended December 31, 1997, and to all references to our Firm included in this registration statement.

                                                     /s/ Arthur Andersen LLP
Denver, Colorado                                     Arthur Andersen LLP
September 22, 1998